Exhibit (11) under N-1A
                                   Exhibit 23 under Item 601/Reg SK


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Highlights" and "Independent Auditors" and to the use of our report dated December 12, 1995, in Post-Effective Amendment Number 9 to the Registration Statement (Form N-1A No. 33-48847) and the related Annual Report and Prospectuses of the individual funds of Investment Series Funds, Inc., (comprising respectively, Federated Bond Fund and Capital Growth Fund) dated December 31, 1995.



By:ERNST & YOUNG
   Ernst & Young
Pittsburgh, Pennsylvania